Exhibit 107.1

CALCULATION OF FILING FEE TABLE

S-8

(Form Type)

SPX Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share (1)	17 C.F.R. § 230.457(o)		(2)		(2)	$100,000,000	$92.70 per $1,000,000	$9,270
Total Offering Amounts							$100,000,000	$92.70 per $1,000,0000	$9,270
Total Fee Offsets									$0
Net Fee Due									$9,270

1.	Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the Plan as the result of stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. § 230.416(a).

2.	Pursuant to 17 C.F.R. § 230.457(o), the maximum aggregate offering price of the Common Stock offered hereunder will be $100,000,000. The number of shares and the offering price per share cannot be determined at this time.